EXHIBIT 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. 2012 NET INCOME UP 77% VERSUS 2011,
INCREASING TO $6.8 MILLION OR $0.85 PER DILUTED SHARE

FOURTH QUARTER NET INCOME UP 80% TO $2.4 MILLION
OR $0.31 PER DILUTED SHARE

ALBANY, Ga. (January 24, 2013) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter and year ended December 31, 2012.  Highlights of the Company's results for the year ended 2012 include:

•	Net income of $6.8 million or $0.85 per diluted share, up 77% from net income of $3.8 million or $0.47 per diluted share for the year ended 2011;
•
Excluding special items for each year, net income was $5.4 million or $0.67 per diluted share for 2012 versus net income of $1.6 million or $0.19 per diluted share for 2011 (see reconciliation of non-GAAP items);

•	Loan growth for the year, excluding loans acquired through FDIC-assisted acquisitions, of $151.3 million or 35% from 2011;
•	A decrease in loans acquired through FDIC-assisted acquisitions for the year of $41.9 million or 33% from 2011;
•	A decrease in provision for loan losses, excluding FDIC-acquired loans, of $395,000 to $2.5 million for the year compared with $2.9 million for 2011;
•	Provision for loan losses of $3.4 million for FDIC-acquired loans with approximately 80% of the losses reimbursable by the FDIC versus no provision expense on such loans for 2011; and
•	A decrease in net charge-offs to 0.19% for the year compared with 0.82% for 2011.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "During 2012, our team worked hard to explore new opportunities for growth, effectively assimilate our recent acquisitions to capitalize on the benefits of that expansion, and optimize our operations at every level of our organization.  Those efforts paid off handsomely in 2012 with significantly increased earnings, robust organic loan growth, and strong contributions from our mortgage banking and brokerage departments.  Moreover, during 2012, we implemented several expense management initiatives that are anticipated to reduce costs by approximately $1.2 million in 2013.

"While we expect to face ongoing challenges in 2013 regarding both the competitive and interest rate environments, we remain confident in our outlook for the coming year," Dorminey continued.  "Considering the fundamental strength of our operations, the success we have achieved in integrating recent acquisitions, our expanded footprint in the Southeast, and bolstered by anticipated cost reductions, we look forward to a successful and promising year in 2013."

Expense Management Initiatives

During the third quarter of 2012, the Company completed an early retirement program for certain employees announced during the second quarter of 2012 at a cost of $641,000.  It is anticipated that the early retirement program will generate annual savings of approximately $700,000 per year beginning in 2013.

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HBOS Reports Fourth Quarter 2012 Results

January 24, 2013

Additionally, during the fourth quarter of 2012, the Company closed two branches, one each in Collins and Guyton, Georgia, which were acquired in FDIC-assisted acquisitions.  Combined, these branches had loans of approximately $5 million and deposits of $13 million.  The Company does not expect to experience a significant reduction in customer relationships in these areas and will seek to service these customers from nearby branches.  The Company anticipates expense savings of approximately $500,000 per year beginning in 2013 related to these closures.

Capital Management Initiatives

During the fourth quarter of 2012, the Company paid a special one-time dividend of $0.20 per share in addition to the normal quarterly dividend of $0.04 per share.  The special one-time dividend was equivalent to and in lieu of regular quarterly dividends that would have been anticipated to be paid in 2013.  The Company also repurchased approximately 73,000 shares of common stock at an average price of $13.50 under its stock repurchase program.  The program, which expires in October 2013 unless extended or otherwise completed, has a remaining authorization to repurchase approximately 324,000 shares.

During the fourth quarter of 2012, the Company's previously announced shelf offering on Form S-3 with the Securities and Exchange Commission ("SEC") became effective.  Under the shelf registration statement, the Company may offer and sell from time to time in the future, in one or more offerings, common stock, preferred stock, debt securities, warrants, depositary shares, or units consisting of any combination of the foregoing.  The aggregate offering price of all securities that could be sold under the registration statement may not exceed $60 million.

The Company's estimated total risk-based capital ratio at December 31, 2012, was 18.4%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 10.6% as of December 31, 2012.

Looking ahead, the Company intends to maintain its capital strength at the current level to support growth and its acquisition activities.  Accordingly, future stock buybacks and future dividends will be premised largely on the Company's future earnings power rather than a return of capital to stockholders.  As previously announced, it is not currently anticipated that any quarterly dividends will be paid in 2013, but that regular quarterly dividends will be reinstated in 2014.

Fourth Quarter 2012 Results of Operations

Highlights of the Company's results for the fourth quarter of 2012 include:

•
Net income of $2.4 million or $0.31 per diluted share, up 80% from net income of $1.4 million or $0.17 per diluted share for the fourth quarter of 2011 and up 22% from $2.0 million or $0.25 per diluted share for the third quarter of 2012;

•
Excluding special items for each quarter, net income was $1.2 million or $0.16 per diluted share for the fourth quarter of 2012 versus net income of $1.0 million or $0.13 per diluted share for the year-earlier quarter and $1.5 million or $0.19 per diluted share for the third quarter of 2012 (see reconciliation of non-GAAP items);

•	Loan growth, excluding loans acquired through FDIC-assisted acquisitions, of $151.3 million or 35% for 2012 and $43.8 million or 8% on a linked-quarter basis;
•	A decrease in loans acquired through FDIC-assisted acquisitions of $41.9 million or 33% for 2012 and a decrease of $8.8 million or 9% on a linked-quarter basis;
•
A slight increase in provision for loan losses, excluding FDIC-acquired loans, of $5,000 to $600,000 for the fourth quarter of 2012 compared with $595,000 for the same quarter for 2011 and a decrease of $150,000 compared with $750,000 for the third quarter of 2012;

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HBOS Reports Fourth Quarter 2012 Results

January 24, 2013

•
Provision for loan losses for the fourth quarter of 2012 of $1.9 million for FDIC-acquired loans with approximately 80% of the losses reimbursable by the FDIC compared with no provision expense on such loans for the fourth quarter of 2011 and $1.2 million for the third quarter of 2012; and

•
Annualized net charge-offs of 0.05% for the fourth quarter of 2012 were in line with the 0.04% experienced for the fourth quarter of 2011 and represented a significant decline from 0.24% for the third quarter of 2012.

The $1.1 million improvement in reported quarterly earnings for the fourth quarter of 2012 compared with the same period in 2011 primarily resulted from the following items:

•	Improved net interest income of $5.3 million; offset by
•	Reduced non-interest income of $300,000;
•	Increased non-interest expense of $1.6 million; and
•	Increased provision expense for FDIC-acquired loan losses of $1.9 million, with approximately 80% of the losses reimbursable by the FDIC.

Net interest income for the fourth quarter of 2012 increased 58% to $14.5 million from $9.2 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth and a reduction in the cost of interest-bearing deposits.  The Company's net interest margin was 6.37% for the fourth quarter of 2012, an increase of 60 basis points over 5.77% on a linked-quarter basis and 218 basis points over 4.19% in the year-earlier period.  The improvement in the fourth quarter of 2012 net interest margin on a linked-quarter basis was driven by an increase in loan yields on the Company's FDIC-assisted loan portfolios, coupled with a decline in the cost of interest-bearing deposits as rates continue to reset to lower levels.   Excluding purchase accounting adjustments, which include FDIC-assisted loan discount accretion from the net interest margin, the core net interest margin was 3.19% for the fourth quarter of 2012, an increase of 77 basis points from 2.42% for the same quarter in 2011, but a decline of 13 basis points from 3.32% on a linked-quarter basis.

In the fourth quarter of 2012, the Company continued to achieve loan growth, with its loan portfolio increasing $43.8 million organically on a linked-quarter basis and advancing $151.3 million overall compared with the year-earlier quarter.  For the fourth quarter of 2012, the Company's loan portfolio, including loans acquired through FDIC-assisted acquisitions, totaled $670.0 million, which increased $35.1 million on a linked-quarter basis.  Total deposits stood at $869.6 million at the end of the fourth quarter of 2012, up 3% or $24.5 million on a linked-quarter basis from $845.1 million, but down from $884.2 million compared with the year-earlier quarter.  The linked-quarter increase in deposits was primarily driven by core deposit growth of $15.2 million and wholesale deposit growth of $22.8 million offset in part by $13.5 million in planned runoff of retail time deposits.

Non-interest income for the fourth quarter of 2012 decreased 9% to $2.9 million from $3.2 million in the year-earlier quarter, primarily driven by a negative swing in the accretion for the FDIC loss-share receivable of $2.7 million, which was partially offset by an increased gain on sale of securities of $1.3 million and improvements in mortgage banking fees of $685,000, brokerage fees of $165,000, and bankcard services income of $103,000.  Non-interest expense for the fourth quarter of 2012 increased 15% to $12.1 million from $10.5 million in the year-earlier quarter, primarily driven by increased foreclosure expense on FDIC-acquired assets of $457,000, increased salaries and employment benefits of $410,000, increased foreclosure expense, excluding FDIC-acquired assets, of $332,000, and loss on sale and write-downs of other real estate assets, excluding FDIC-acquired, of $307,000.

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HBOS Reports Fourth Quarter 2012 Results

January 24, 2013

Accounting for FDIC-Assisted Loans

The Company performs ongoing assessments of the estimated cash flows of its acquired FDIC-assisted loan portfolios.  The fair value of the FDIC-assisted loan portfolios consisted of $72.4 million in covered and $11.9 million in non-covered loans at the end of the fourth quarter of 2012 compared with $78.8 million in covered and $14.3 million in non-covered loans at the end of the third quarter of 2012.  The principal balance of the FDIC-assisted loan portfolios totaled $152.1 million at the end of the fourth quarter of 2012 compared with $171.6 million as of the end of the third quarter of 2012.  The details of the accounting for the FDIC-assisted loan portfolios for the fourth quarter of 2012 are as follows:

•	Covered loans acquired in FDIC-assisted acquisitions decreased $6.3 million to $72.4 million;
•	Non-covered loans acquired in FDIC-assisted acquisitions decreased $2.4 million to $11.9 million;
•	The FDIC loss-share receivable associated with covered loans acquired in FDIC-assisted acquisitions decreased $7.0 million to $60.7 million;
•	The negative accretion for the FDIC loss-share receivable was $2.8 million;
•	Provision expense for individually assessed loans acquired in FDIC-assisted acquisitions was $1.9 million;
•	The non-accretable discount decreased $8.2 million to $46.0 million; and
•	The accretable discount decreased $2.6 million to $21.8 million.

For the fourth quarter of 2012, provision expense of $1.9 million was recorded for loan charge-offs on individually assessed loans acquired in FDIC-assisted acquisitions not provided for by the discount, with approximately 80% of the charge-offs reimbursable by the FDIC.  The provision expense for these loans did not affect the Company's loan loss reserve.  The FDIC loss-share receivable associated with covered FDIC-assisted loans decreased $7.0 million from $67.7 million for the prior quarter to $60.7 million, primarily driven by reimbursements received from the FDIC of $4.0 million and negative accretion of $2.8 million affecting the loss-share receivable asset associated with the improvement in expected cash flows of the loss-share performing portfolios.  A FDIC true-up (claw back) liability was recorded as an expense, which reduced non-interest income for the current quarter by $219,000.  This true-up was driven by an improvement in estimates of expected cash flows for both FDIC-assisted acquisitions covered under loss-sharing agreements.

The non-accretable discount decreased to $46.0 million at the end of the fourth quarter of 2012 from $54.2 million on a linked-quarter basis, primarily driven by the clearing of $4.2 million of discount in conjunction with the resolution of FDIC-assisted loans and transfers to accretable discount of $4.0 million.  The accretable discount decreased to $21.8 million for the fourth quarter of 2012 from $24.4 million on a linked-quarter basis, primarily due to loan discount accretion of $6.6 million for the current quarter, which compares with $4.8 million on a linked-quarter basis partially offset by the transfer from the non-accretable discount as a result of the improvement in cash flows.

Asset Quality

Annualized net charge-offs to average outstanding loans, excluding loans acquired in FDIC-assisted acquisitions, were 0.05% for the fourth quarter of 2012 compared with 0.24% for the linked-quarter and in line with the 0.04% experienced for the fourth quarter of 2011.  Total non-performing assets, excluding assets acquired in FDIC-assisted acquisitions, decreased to $17.3 million or 1.58% of total assets compared with $17.8 million or 1.68% of total assets for the linked-quarter, but increased from $10.4 million or 0.95% of total assets from 2011.  Non-performing loans totaled $14.7 million, down from $16.4 million for the linked-quarter, but up from $7.0 million for 2011.

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HBOS Reports Fourth Quarter 2012 Results

January 24, 2013

The primary reason for the increase in non-performing assets from 2011 was the migration of two relationships totaling $6.0 million to non-performing status during the third quarter of 2012.  One of the relationships totaling $3.5 million was classified a troubled-debt restructuring and additional collateral of $6.1 million has been secured.  The other relationship was a Chapter 11 bankruptcy where the collateral deficiency is fully reserved as of the current quarter.  Both of these relationships were previously identified as criticized assets.  Other real estate owned and repossessed assets, excluding assets acquired in FDIC-assisted acquisitions, totaled $2.7 million for the fourth quarter of 2012, up from $1.4 million for the linked-quarter, but down from $2.9 million for 2011.

The provision for loan losses on non-FDIC-acquired loans slightly increased to $600,000 for the fourth quarter of 2012 from $595,000 for the same quarter in 2011, primarily driven by organic loan growth offset in part by improving net charge-off trends.  For the fourth quarter in 2012, the allowance for loan losses represented 1.55% of total loans outstanding, excluding loans acquired in FDIC-assisted acquisitions, versus 1.57% for the linked-quarter and 1.72% for the same quarter in 2011.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia, North Central Florida and Eastern Alabama through 20 full-service branch locations, 13 mortgage offices, and 4 investment offices.  As of December 31, 2012, the Company reported total assets of approximately $1.1 billion and total stockholders' equity of approximately $121 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2011 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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HBOS Reports Fourth Quarter 2012 Results

January 24, 2013

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(Dollars in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		Sept. 30,	December 31,
	2012	2011	2012	2012	2011
Total interest income	$16,351	$11,569	$14,651	$54,738	$39,449
Loan held for sale – fair value election	–	–	(156)	(156)	–
Adjusted interest income	$16,351	$11,569	$14,495	$54,582	$39,449

Total non-interest income	$2,873	$3,172	$4,361	$13,696	$17,467
Mortgage banking activities – fair value election	–	–	(336)	(336)	–
(Gain) loss on sale of securities and securities impairment	(1,285)	25	(1,484)	(2,838)	(684)
Accrual of FDIC acquisitions estimated true-up liability	219	–	484	703	–
(Gain) loss on acquisitions	–	–	90	56	(4,217)
Adjusted non-interest income	$1,807	$3,197	$3,115	$11,281	$12,566

Total non-interest expense	$12,095	$10,528	$11,978	$45,549	$38,746
Salaries and employee benefits – early retirement program	–	–	(641)	(641)	–
Acquisition-related expenses	(3)	(254)	(14)	(418)	(1,309)
Adjusted non-interest expense	$12,092	$10,274	$11,323	$44,490	$37,437

Net income as reported	$2,428	$1,352	$1,998	$6,757	$3,825
Total adjustments, net of tax*	(922)	160	(472)	(1,396)	(2,259)
Adjustment for state tax credits	(264)	(477)	–	–	–
Adjusted net income	$1,242	$1,035	$1,526	$5,361	$1,566

Diluted earnings per share	$0.31	$0.17	$0.25	$0.85	$0.47
Total adjustments, net of tax*	(0.15)	(0.04)	(0.06)	(0.18)	(0.28)
Adjusted diluted earnings per share	$0.16	$0.13	$0.19	$0.67	$0.19

* The effective tax rate is used for the period presented to determine net of tax amounts.

Net Income and Diluted Earnings Per Share are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

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HBOS Reports Fourth Quarter 2012 Results

January 24, 2013

HERITAGE FINANCIAL GROUP, INC.
Unaudited Financial Highlights
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Interest income	$16,351	$11,569	$54,738	$39,449
Interest expense	1,821	2,357	7,613	10,350
Net interest income	14,530	9,212	47,125	29,099
Provision for loan losses	600	595	2,500	2,895
Provision for loan losses – covered	1,907	–	3,418	–
Provision for loan losses – non covered	–	–	12	–
Net interest income after provision for loan losses	12,023	8,617	41,195	26,204
Non-interest income	2,873	3,172	13,696	17,467
Non-interest expense	12,095	10,528	45,549	38,746
Income before income taxes	2,801	1,261	9,342	4,925
Income tax expense (benefit)	373	(91)	2,585	1,100
Net income	$2,428	$1,352	$6,757	$3,825
Net income per share:
Basic	$0.31	$0.17	$0.85	$0.47
Diluted	$0.31	$0.17	$0.85	$0.47
Weighted average shares outstanding:
Basic	7,720,839	8,139,992	7,969,104	8,188,843
Diluted	7,722,867	8,140,905	7,970,903	8,190,062
Dividends declared per share	$0.24	$0.03	$0.36	$0.12

	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011
Total assets	$1,097,506	$1,054,899	$1,089,852
Cash and cash equivalents	23,993	22,016	34,521
Interest-bearing deposits in banks	15,393	17,026	43,101
Securities available for sale	221,406	209,287	259,017
Loans	670,004	634,932	560,620
Allowance for loan losses	9,061	8,530	7,494
Total deposits	869,554	845,079	884,187
Federal Home Loan Bank advances	60,000	35,000	35,000
Stockholders' equity	120,649	121,792	124,136

-END-

Heritage Financial Group, Inc.	Page 1 of 6
Fourth Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Income Statement Data
Interest income
Loans	$15,084	$9,945	$48,831	$33,428
Loans held for sale	238	198	967	297
Securities - taxable	762	1,095	3,681	4,536
Securities - nontaxable	232	251	1,123	880
Federal funds sold	9	15	30	60
Interest-bearing deposits in banks	26	65	106	248
Total interest income	16,351	11,569	54,738	39,449
Interest expense
Deposits	1,108	1,671	4,874	7,550
Other borrowings	713	686	2,739	2,800
Total interest expense	1,821	2,357	7,613	10,350
Net interest income	14,530	9,212	47,125	29,099
Provision for loan losses	600	595	2,500	2,895
Provision for loan losses - FDIC acquired covered	1,907	-	3,418	-
Provision for loan losses - FDIC acquired non covered	-	-	12	-
Net interest income after provision for loan losses	12,023	8,617	41,195	26,204
Non-interest income
Service charges on deposit accounts	1,307	1,237	4,748	4,777
Bankcard services income	794	691	3,231	2,637
Other service charges, fees & commissions	89	99	326	305
Brokerage fees	463	298	1,838	1,386
Mortgage banking activities	1,451	763	4,768	2,377
Bank owned life insurance	210	148	771	588
Impairment loss on securities available for sale	-	(43)	-	(43)
Gain on sale of securities	1,285	18	2,838	684
Gain (loss) on acquisitions	-	-	(56)	4,217
Accretion of FDIC loss-share receivable	(2,792)	(72)	(5,028)	381
Other	66	33	260	158
Total non-interest income	2,873	3,172	13,696	17,467
Non-interest expense
Salaries and employee benefits	6,167	5,758	23,543	20,393
Equipment and occupancy	1,597	1,314	5,632	4,276
Advertising & marketing	147	233	656	785
Professional fees	387	224	1,319	1,303
Information services expenses	1,184	1,130	4,641	3,676
(Gain) loss on sale and write-downs of other real estate owned	277	(30)	219	767
Gain on sale and write-downs of FDIC acquired other real estate	(204)	(92)	(313)	(383)
Foreclosed asset expenses	353	22	970	725
Foreclosed FDIC acquired asset expenses	575	118	1,767	118
FDIC insurance and other regulatory fees	252	179	1,037	954
Acquisition related expenses	3	254	418	1,309
Deposit Intangible expense	191	207	781	692
Other operating	1,166	1,211	4,879	4,131
Total non-interest expense	12,095	10,528	45,549	38,746
Income before taxes	2,801	1,261	9,342	4,925
Applicable income tax (benefit)	373	(91)	2,585	1,100
Net income	$2,428	$1,352	$6,757	$3,825

Weighted average shares - basic	7,720,839	8,139,992	7,969,104	8,188,843
Weighted average shares - diluted	7,722,867	8,140,905	7,970,903	8,190,062

Basic earnings per share	$0.31	$0.17	$0.85	$0.47
Diluted earnings per share	0.31	0.17	0.85	0.47
Cash dividend declared per share	0.24	0.03	0.36	0.12

Heritage Financial Group, Inc.	Page 2 of 6
Fourth Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	December 31,
	2012	2011
Balance Sheet Data (Ending Balance)
Total loans	$670,004	$560,620
Loans held for sale	15,608	7,471
Covered loans	72,425	107,457
Allowance for loan losses	9,061	7,494
Total foreclosed assets	12,709	13,441
Covered other real estate owned	9,457	10,084
FDIC loss-share receivable	60,731	83,901
Intangible assets	4,235	4,848
Total assets	1,097,506	1,089,852
Non-interest-bearing deposits	116,272	78,823
Interest-bearing deposits	753,282	805,364
Federal Home Loan Bank advances	60,000	35,000
Federal funds purchased and securities sold under agreement to repurchase	33,219	35,049
Stockholders' equity	120,649	124,136

Total shares outstanding	8,172,486	8,712,031
Unearned ESOP shares	385,836	439,138
Total shares outstanding net of unearned ESOP	7,786,650	8,272,893

Book value per share	$15.49	$15.01
Book value per share including unearned ESOP (non-GAAP)	14.76	14.25
Tangible book value per share (non-GAAP)	14.95	14.42
Tangible book value per share including unearned ESOP (non-GAAP)	14.24	13.69
Market value per share	13.79	11.80

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Average Balance Sheet Data
Average interest-bearing deposits in banks	$29,422	$56,025	$27,112	$55,090
Average federal funds sold	12,842	22,805	11,670	23,416
Average investment securities	211,524	240,101	240,198	220,163
Average loans	647,476	559,556	604,351	513,027
Average mortgage loans held for sale	11,161	7,599	6,871	4,154
Average FDIC loss-share receivable	65,534	86,544	75,813	61,128
Average earning assets	912,134	878,487	887,702	815,686
Average assets	1,087,078	1,085,490	1,071,075	988,496
Average noninterest-bearing deposits	115,014	80,376	96,077	70,120
Average interest-bearing deposits	747,632	801,246	765,287	707,286
Average total deposits	862,646	881,622	861,364	777,406
Average federal funds purchased and securities
sold under agreement to repurchase	34,324	36,621	33,528	33,390
Average Federal Home Loan Bank advances	50,489	35,000	38,975	46,365
Average interest-bearing liabilities	131,706	872,867	108,692	78,627
Average stockholders' equity	122,927	124,257	124,593	122,727

Performance Ratios
Annualized return on average assets	0.89%	0.51%	1.26%	0.77%
Annualized return on average equity	7.90%	4.49%	10.85%	6.23%
Net interest margin	6.37%	4.19%	5.35%	3.41%
Net interest spread	6.30%	4.17%	5.30%	3.58%
Core net interest margin	3.19%	2.42%	3.20%	2.98%
Core net interest spread	3.05%	2.27%	3.07%	2.81%
Efficiency ratio	69.50%	85.01%	74.89%	83.21%

Capital Ratios
Average stockholders' equity to average assets	11.3%	12.7%	11.6%	12.4%
Tangible equity to tangible assets (non-GAAP)	10.6%	12.3%	10.6%	11.0%
Tier 1 leverage ratio (1)	11.0%	11.2%	11.0%	11.2%
Tier 1 risk-based capital ratio (1)	17.2%	21.2%	17.2%	21.2%
Total risk-based capital ratio (1)	18.4%	22.4%	18.4%	22.4%

Other Information
Full-time equivalent employees	321	327	321	327
Banking	264	286	264	286
Mortgage	50	34	50	34
Investments	7	7	7	7
Number of full-service offices	20	22	20	22
Mortgage loan offices	13	11	13	11
Investment offices	4	3	4	3

(1)	December 31, 2012 consolidated ratios are estimated and may be subject to change pending the filing of the call report; all other periods are presented as filed.

Heritage Financial Group, Inc.	Page 3 of 6
Fourth Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison for the Three Months Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Income Statement Data
Interest income
Loans	$15,084	$13,067	$10,532	$10,147	$9,945
Loans held for sale	238	342	204	182	198
Securities - taxable	762	924	1,016	979	1,095
Securities - nontaxable	232	298	295	299	251
Federal funds sold	9	3	4	15	15
Interest-bearing deposits in banks	26	17	26	37	65
Total interest income	16,351	14,651	12,077	11,659	11,569
Interest expense
Deposits	1,108	1,257	1,246	1,263	1,671
Other borrowings	713	681	672	672	686
Total interest expense	1,821	1,938	1,918	1,935	2,357
Net interest income	14,530	12,713	10,159	9,724	9,212
Provision for loan losses	600	750	750	400	595
Provision for loan losses - FDIC acquired covered	1,907	1,172	338	-	-
Provision for loan losses - FDIC acquired non covered	-	12	3	-	-
Net interest income after provision for loan losses	12,023	10,779	9,068	9,324	8,617
Non-interest income
Service charges on deposit accounts	1,307	1,285	1,135	1,020	1,237
Bankcard services income	794	783	831	824	691
Other service charges, fees & commissions	89	80	73	85	188
Brokerage fees	463	467	462	446	298
Mortgage banking activities	1,451	1,689	938	689	674
Bank owned life insurance	210	210	211	140	148
Life insurance proceeds	-	-	-	-	-
Impairment loss on securities available for sale	-	-	-		(43)
Gain on sale of securities	1,285	1,484	27	42	18
Gain (loss) on acquisitions	-	(90)	34	-	0
Accretion of FDIC loss-share receivable	(2,792)	(1,606)	(133)	(498)	(72)
Other	66	59	101	35	33
Total non-interest income	2,873	4,361	3,679	2,783	3,172
Non-interest expense
Salaries and employee benefits	6,167	6,380	5,460	5,536	5,758
Equipment and occupancy	1,597	1,317	1,395	1,324	1,314
Advertising & marketing	147	114	214	180	233
Professional fees	387	354	340	238	224
Information services expenses	1,184	1,240	1,163	1,052	1,130
(Gain) loss on sale and write-downs of other real estate owned	277	90	(141)	(7)	(27)
Loss (gain) on sale and write-downs of FDIC acquired other real estate	(204)	(33)	(249)	174	(92)
Foreclosed asset expenses	353	177	218	221	22
Foreclosed FDIC acquired asset expenses	575	563	466	162	118
FDIC insurance and other regulatory fees	252	276	265	245	179
Acquisition related expenses	3	14	69	331	254
Deposit intangible expense	191	194	195	201	207
Other operating	1,166	1,292	1,279	1,144	1,208
Total non-interest expense	12,095	11,978	10,674	10,801	10,528
Income before taxes	2,801	3,162	2,073	1,306	1,261
Applicable income tax (benefit)	373	1,164	713	335	(91)
Net income	$2,428	$1,998	$1,360	$971	$1,352

Weighted average shares - basic	7,720,839	7,942,852	8,071,354	8,144,382	8,229,293
Weighted average shares - diluted	7,722,867	7,944,983	8,072,935	8,145,730	8,230,206

Basic earnings per share	$0.31	$0.25	$0.17	$0.12	$0.17
Diluted earnings per share	0.31	0.25	0.17	0.12	0.17
Cash dividend declared per share	0.24	0.04	0.04	0.04	0.03

Heritage Financial Group, Inc.	Page 4 of 6
Fourth Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Balance Sheet Data (at period end)
Total loans	$670,004	$634,932	$605,001	$562,495	$560,620
Loans held for sale	15,608	7,236	6,017	4,731	7,471
Covered loans	72,425	78,757	87,386	95,493	107,457
Allowance for loan losses	9,061	8,530	8,099	7,629	7,494
Total foreclosed assets	12,709	11,458	9,290	12,117	13,441
Covered other real estate owned	9,457	9,457	7,571	8,445	10,084
FDIC loss-share receivable	60,731	67,698	76,294	82,925	83,901
Intangible assets	4,235	4,426	4,621	4,647	4,848
Total assets	1,097,506	1,054,899	1,063,426	1,075,510	1,089,852
Non-interest-bearing deposits	116,272	108,767	87,815	88,582	78,823
Interest-bearing deposits	753,282	736,312	772,453	780,161	805,364
Federal home loan bank advances	60,000	35,000	35,000	35,000	35,000
Federal funds purchased and securities sold under agreement to repurchase	33,219	35,833	31,746	37,227	35,049
Stockholders' equity	120,649	121,793	123,291	125,067	124,136

Total shares outstanding	8,172,486	8,229,955	8,490,247	8,668,752	8,712,031
Unearned ESOP shares	385,836	399,162	412,487	425,813	439,138
Total shares outstanding net of unearned ESOP	7,786,650	7,830,793	8,077,760	8,242,939	8,272,893

Book value per share	$15.49	$15.55	$15.26	$15.17	$15.01
Book value per share including unearned ESOP (non-GAAP)	14.76	14.80	14.52	14.43	14.25
Tangible book value per share (non-GAAP)	14.95	14.99	14.69	14.61	14.42
Tangible book value per share including unearned ESOP (non-GAAP)	14.24	14.26	13.98	13.89	13.69
Market value per share	13.79	13.14	12.87	11.82	11.80

	Five Quarter Comparison
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Average Balance Sheet Data
Average interest-bearing deposits in banks	$29,422	$19,343	$21,897	$37,999	$56,025
Average federal funds sold	12,842	5,471	6,038	22,363	22,805
Average investment securities	211,524	235,862	252,894	257,863	240,101
Average loans	647,476	625,464	583,366	560,385	559,556
Average mortgage loans held for sale	11,161	6,198	5,519	4,550	7,599
Average FDIC Loss-Share Receivable	65,534	74,045	79,812	84,017	86,544
Average earning assets	912,134	883,319	869,393	883,160	878,487
Average assets	1,087,078	1,070,130	1,053,140	1,074,260	1,085,490
Average noninterest-bearing deposits	115,014	94,453	89,763	84,920	80,376
Average interest-bearing deposits	747,632	768,247	760,409	784,944	801,246
Average total deposits	862,646	862,700	850,172	869,864	881,622
Average federal funds purchased and securities sold under agreement to repurchase	34,324	33,916	32,043	33,822	36,621
Average Federal Home Loan Bank advances	50,489	35,326	35,000	35,000	35,000
Average interest-bearing liabilities	131,706	837,489	827,452	853,766	872,867
Average stockholders' equity	122,927	124,884	125,083	125,503	124,257

Performance Ratios
Annualized return on average assets	0.89%	0.75%	0.52%	0.36%	0.51%
Annualized return on average equity	7.90%	6.40%	4.35%	3.09%	4.49%
Net interest margin	6.37%	5.77%	4.75%	4.49%	4.19%
Net interest spread	6.30%	5.72%	4.70%	4.46%	4.17%
Efficiency ratio	69.50%	70.15%	77.14%	86.36%	85.01%

Capital Ratios
Average stockholders' equity to average assets	11.3%	11.7%	11.9%	11.7%	11.4%
Tangible equity to tangible assets (non-GAAP)	10.6%	11.2%	11.2%	11.2%	11.0%
Tier 1 leverage ratio	11.0%	10.9%	11.3%	11.4%	11.2%
Tier 1 risk-based capital ratio	17.2%	18.0%	19.1%	21.0%	21.2%
Total risk-based capital ratio	18.4%	19.2%	20.3%	22.2%	22.4%

Other Information
Full-time equivalent employees	321	316	319	324	327
Banking	264	270	279	283	286
Mortgage	50	39	33	34	34
Investments	7	7	7	7	7
Number of full-service offices	20	23	22	21	22
Mortgage loan offices	13	11	11	11	11
Investment offices	4	4	3	3	3

Heritage Financial Group, Inc.	Page 5 of 6
Fourth Quarter 2012 Earnings Release Supplement
(Dollars in thousands)

	Three Months Ended
	December 31,
	2012	2011
Loans by Type
Construction and land	$33,340	$26,804
Farmland	20,141	17,921
Permanent 1 - 4	161,883	129,745
Permanent 1 - 4 - junior liens and revolving	27,345	26,154
Multifamily	21,293	15,797
Nonresidential	212,570	138,970
Commercial business	83,659	55,179
Consumer and other	25,498	23,872
	585,729	434,442
Loans acquired through FDIC-assisted acquisitions:
Non covered	11,850	18,721
Covered	72,425	107,457
	84,275	126,178
	670,004	560,620

OREO (excluding assets acquired through FDIC-assisted acquisitions):	2,650	2,851

OREO assets acquired through FDIC-assisted acquisitions:
Non Covered	602	511
Covered	9,457	10,047
	12,709	12,355

Asset Quality Data (excluding assets acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.55%	1.72%
Allowance for loan losses to average loans	1.62%	1.32%
Allowance for loan losses to non-performing loans	61.73%	106.41%
Accruing past due loans	$2,131	$371
Nonaccrual loans	14,678	7,043
Loans - 90 days past due & still accruing	-	-
Total non-performing loans	14,678	7,043
OREO and repossessed assets	2,650	3,356
Total non-performing assets	17,328	10,399
Non-performing loans to total loans	2.51%	1.62%
Non-performing assets to total assets	1.58%	0.95%
QTD Net charge-offs to average loans (annualized)	0.05%	0.04%
Net charge-offs QTD	$68	$37
YTD Net charge-offs to average loans	0.19%	0.82%
Net charge-offs YTD	$933	$3,502

Trouble debt restructuring - nonaccrual	$6,856	$4,176
Trouble debt restructuring - accruing	7	6,231
Total trouble debt restructuring	6,863	10,407

Total criticized assets	28,194	33,226
Total classified assets	$25,129	$23,853

Heritage Financial Group, Inc.	Page 6 of 6
Fourth Quarter 2012 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison for the Quarter Ended
	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Loans by Type
Construction and land	$33,340	$30,010	$31,134	$24,375	$26,804
Farmland	20,141	20,298	18,121	17,150	17,921
Permanent 1 - 4	161,883	157,551	148,162	132,172	129,745
Permanent 1 - 4 - junior liens and revolving	27,345	25,507	25,289	25,220	26,154
Multifamily	21,293	19,805	19,639	18,577	15,797
Nonresidential	212,570	193,392	177,307	150,492	138,970
Commercial business	83,659	68,800	58,589	59,697	55,179
Consumer and other	25,498	26,519	24,172	21,935	23,872
	585,729	541,882	502,413	449,618	434,442

Loans acquired through FDIC-assisted acquisitions:
Non covered	11,850	14,291	15,202	17,384	18,721
Covered	72,425	78,757	87,386	95,493	107,457
	670,004	634,930	605,001	562,495	560,620

Asset Quality Data (excluding Loans acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.55%	1.57%	1.61%	1.70%	1.72%
Allowance for loan losses to average loans	1.62%	1.61%	1.70%	1.35%	1.32%
Allowance for loan losses to non-performing loans	61.73%	52.15%	81.27%	71.42%	106.40%
Accruing past due loans	$2,131	$1,038	$3,215	$452	$371
Nonaccrual loans	14,678	16,358	9,965	10,681	7,043
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	14,678	16,358	9,965	10,681	7,043
OREO and repossessed assets	2,650	1,403	1,519	2,992	2,851
Total non-performing assets	17,328	17,761	11,484	13,673	10,399
Non-performing loans to total loans	2.51%	3.02%	1.98%	2.38%	1.62%
Non-performing assets to total assets	1.58%	1.68%	1.08%	1.75%	0.95%
Net charge-offs to average loans (annualized)	0.05%	0.24%	0.23%	0.24%	0.04%
Net charge-offs	$68	$320	$279	$265	$37

Note:
Certain prior-period amounts have been reclassified to conform with current presentation.
Loans acquired through FDIC-assisted acquisitions include loans acquired in the acquisition of The Tattnall Bank in December of 2009, the acquisition of Citizens Bank of Effingham in February 2011 and First Southern National Bank in August 2011.  The acquisition of The Tattnall Bank did not involve a loss-share agreement with the FDIC.  The acquisitions of Citizens Bank of Effingham and First Southern National Bank involved a loss-share agreements in which the FDIC will, for a specified number of years, reimburse the Bank for 80% of all losses and related expenses on covered assets.